Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter Ended June 30, 2013 and Declares Quarterly Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--July 24, 2013--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.6 million, or $0.08 per diluted share, for the quarter ended June 30, 2013, compared to $974,000, or $0.04 per diluted share, for the quarter ended June 30, 2012.

For the six months ended June 30, 2013, net income was $3.4 million, or $0.16 per diluted share, compared to $3.3 million, or $0.13 per diluted share, for the same period in 2012.

Selected financial highlights for the second quarter and year-to-date 2013 include:

  Total loans increased $10.3 million to $606.6 million for the second quarter 2013. This was primarily due to an increase in residential loans of $8.0 million, an increase in commercial and industrial loans of $2.3 million, and an increase in commercial real estate loans of $267,000.
  The net interest margin for year-to-date June 30, 2013 of 2.57% was equal to the first six months of 2012. For the quarter ended June 30, 2013, the net interest margin decreased 4 bp to 2.55% as compared to 2.59% for the quarter ended March 31, 2013.
  Net interest and dividend income showed a slight increase of $163,000 for the year-to-date June 30, 2013 and a slight decrease of $33,000 to $7.6 million for the quarter ended June 30, 2013, both relative to comparable periods in 2012.
  The Company repurchased 1,157,582 shares of its common stock, which equates to 5.3% of the outstanding shares as of March 31, 2013, pursuant to its stock repurchase program for a total of $8.8 million. The shares were repurchased at an average price of $7.64 per share.
  A portion of the investment securities portfolio was reclassified from available-for-sale to held-to-maturity. At June 30, 2013 securities classified as held-to-maturity totaled $174.0 million or 29.4% of debt securities and mortgage-backed securities.
  The Bank prepaid repurchase agreements in the amount of $19.8 million and incurred a prepayment expense of $1.4 million for the second quarter 2013. The repurchase agreements had a weighted average cost of 2.78%. The prepayments of repurchase agreements resulted in a decrease in the cost of funds.

Income Statement Discussion and Analysis

Net interest and dividend income decreased $33,000 to $7.6 million for the quarter ended June 30, 2013, compared to $7.7 million for the quarter ended March 31, 2013. The net interest margin decreased 4 bp to 2.55% for the quarter ended June 30, 2013, compared to 2.59% for the quarter ended March 31, 2013. The yield on average interest-earning assets decreased 4 basis points, which was partially offset by a decrease of 3 basis points in the cost of average interest-bearing liabilities.

Net interest and dividend income increased $163,000 to $15.3 million for the six months ended June 30, 2013, as compared to $15.1 million for the same period in 2012. The increase in income was primarily due to a 28 bp decrease in the cost of average interest-bearing liabilities and an increase of $5.9 million in average interest-earning assets, partially offset by a 20 bp decrease in the yield on average interest-earning assets.

Net gains on sales of securities were $823,000 for the second quarter 2013, compared to $1.4 million for the quarter ended March 31, 2013. The sales primarily represented sales of mortgage-backed securities that were expected to prepay rapidly and decrease the expected yield. Income resulting from a gain on death benefit from bank-owned life insurance (“BOLI”) was $563,000. The Bank also incurred prepayment expense of $1.4 million for the second quarter 2013.

Noninterest income decreased $1.6 million for the six months ended June 30, 2013, compared to the same period in 2012. The 2013 period included a loss of $2.8 million on prepayment of repurchase agreements compared to none in the 2012 period. In addition, net gains on sales of securities were $2.3 million for the six months ended June 30, 2013, compared to $1.7 million for the same period in 2012.

Noninterest expense increased $274,000 to $6.8 million for the second quarter 2013, compared to $6.5 million for the first quarter 2013. Other expenses increased $167,000 primarily due to increases in advertising and marketing expense of $104,000 and charitable contributions of $93,000, primarily due to the timing of when the expenses are incurred.

Noninterest expense decreased $44,000 for the quarter ended June 30, 2013, compared to the same period in 2012. This was primarily the result of a decrease in salaries and benefits of $310,000 primarily due to the completion of vesting of certain stock-based compensation in the fourth quarter 2012.

Noninterest expense decreased $374,000 to $13.3 million for the six months ended June 30, 2013, compared to $13.7 million for the same period in 2012. Salaries and benefits decreased $779,000 to $7.6 million for the six months ended June 30, 2013, primarily due to the completion of vesting of certain stock-based compensation in the fourth quarter 2012. This was partially offset by an increase in other expenses of $199,000, driven by an increase of $145,000 in net ATM/Debit card expense resulting from changes in interchange fees and an increase of $71,000 in charitable contributions due to timing of when the expenses are incurred.

Income taxes were $297,000 for the second quarter 2013 and $566,000 for the first quarter 2013. This represents 15.8% and 24.1% of income before taxes, respectively. The decrease for the quarter ended June 30, 2013 was primarily due to the non-taxable BOLI death benefit.

Balance Sheet Growth

Total assets were stable at $1.3 billion at June 30, 2013 and March 31, 2013. Securities decreased $24.7 million to $606.7 million at June 30, 2013, compared to $631.4 million at March 31, 2013. Cash flow from the securities portfolio was used for loan originations and share repurchases.

During the second quarter 2013, total loans increased $10.3 million to $606.6 million. This was primarily due to an increase in residential loans of $8.0 million to $231.9 million and an increase in commercial and industrial loans of $2.3 million to $128.5 million. In addition, commercial real estate loans increased $267,000 to $243.7 million at June 30, 2013.

Total deposits increased $10.5 million to $782.7 million at June 30, 2013, compared to $772.2 million at March 31, 2013. This was primarily due to increases in money market accounts of $16.3 million and noninterest-bearing checking accounts of $5.2 million. This was partially offset by decreases in term accounts of $5.8 million and regular savings accounts of $5.0 million.

Shareholders’ equity was $160.4 million and $179.0 million, which represented 12.4% and 13.7% of total assets at June 30, 2013, and March 31, 2013, respectively. The decrease in shareholders’ equity during the quarter reflects the repurchase of 1,157,582 shares of our common stock at a cost of $8.8 million pursuant to the Company’s stock repurchase program, a decrease in other comprehensive income of $9.2 million due to the change in fair value of securities and the payment of regular and special dividends amounting to $2.3 million. This was partially offset by net income of $1.6 million for the quarter ended June 30, 2013.

On May 1, 2013 the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 1,092,000 shares, or 5% of its outstanding common stock. This repurchase program was completed as of June 30, 2013.

Credit Quality

The allowance for loan losses was $7.5 million at June 30, 2013, and $7.6 million at March 31, 2013, representing 1.23% and 1.27% of total loans, respectively. This represents 228.4% and 255.8% of nonperforming loans at June 30, 2013, and March 31, 2013, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
	(In thousands)

Balance, beginning of period	$7,565	$7,794	$7,803
(Credit) provision	(70)	(235)	260
Charge-offs	(66)	(154)	(47)
Recoveries	44	160	49
Balance, end of period	$7,473	$7,565	$8,065

During the second quarter 2013, nonperforming loans increased $315,000 to $3.3 million, representing 0.54% of total loans at June 30, 2013. Loans delinquent 30 – 89 days were $1.4 million at June 30, 2013, and $1.9 million March 31, 2013. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

James C. Hagan, Chief Executive Officer stated, “The Board of Directors approved the declaration of a quarterly cash dividend of $0.06 per share. The dividend is payable on August 22, 2013, to all shareholders of record on August 8, 2013.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank also opened a full service banking center on June 3, 2013 with branch services, a 24 hour deposit imaging ATM, and a residential and commercial lender at the Granby Village Shops in Granby, Connecticut. This is our first location outside of western Massachusetts.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except share and per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME:
Loans	$6,307	$6,271	$6,377	$12,578	$12,757
Securities	3,917	4,057	4,507	7,974	8,819
Other investments - at cost	21	19	25	40	47
Federal funds sold, interest-bearing deposits and other short-term investments	1	2	1	3	1
Total interest and dividend income	10,246	10,349	10,910	20,595	21,624

INTEREST EXPENSE:
Deposits	1,390	1,387	1,523	2,777	3,159
Long-term debt	1,188	1,258	1,623	2,446	3,254
Short-term borrowings	31	34	37	65	67
Total interest expense	2,609	2,679	3,183	5,288	6,480

Net interest and dividend income	7,637	7,670	7,727	15,307	15,144

(CREDIT) PROVISION FOR LOAN LOSSES	(70)	(235)	260	(305)	480

Net interest and dividend income after provision for loan losses	7,707	7,905	7,467	15,612	14,664

NONINTEREST INCOME:
Service charges and fees	594	572	521	1,164	1,032
Income from bank-owned life insurance	387	385	278	773	661
Gain on bank-owned life insurance death benefit	563	-	5	563	80
Loss on prepayment of borrowings	(1,404)	(1,426)	-	(2,830)	-
Gain on sales of securities, net	823	1,427	97	2,250	1,681
Total noninterest income	963	958	901	1,920	3,454

NONINTEREST EXPENSE:
Salaries and employees benefits	3,817	3,808	4,127	7,625	8,404
Occupancy	730	705	703	1,434	1,408
Data processing	602	526	523	1,152	1,050
Professional fees	527	510	532	1,037	969
OREO expense	-	22	21	22	38
FDIC insurance	163	161	155	324	298
Other	950	783	772	1,709	1,510
Total noninterest expense	6,789	6,515	6,833	13,303	13,677

INCOME BEFORE INCOME TAXES	1,881	2,348	1,535	4,229	4,441

INCOME TAX PROVISION	297	566	561	863	1,128
NET INCOME	$1,584	$1,782	$974	$3,366	$3,313

Basic earnings per share	$0.08	$0.08	$0.04	$0.16	$0.13
Weighted average shares outstanding	20,276,261	21,102,021	25,141,989	20,686,860	25,295,875
Diluted earnings per share	$0.08	$0.08	$0.04	$0.16	$0.13
Weighted average diluted shares outstanding	20,276,261	21,102,075	25,158,171	20,686,887	25,330,242

Other Data:
Return on average assets (1)	0.49%	0.56%	0.30%	0.52%	0.52%
Return on average equity (1)	3.66%	3.97%	1.83%	3.82%	3.09%

(1) Three and six month results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2013	2013	2012
Cash and cash equivalents	$15,706	$19,183	$11,761
Securities available for sale, at fair value	417,053	616,155	621,507
Securities held to maturity, at cost	173,982	-	-
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,629	15,242	14,269

Loans	606,605	596,264	594,918
Allowance for loan losses	7,473	7,565	7,794
Net loans	599,132	588,699	587,124

Bank-owned life insurance	46,403	46,607	46,222
Other real estate owned	-	-	964
Other assets	25,730	20,967	19,615
TOTAL ASSETS	$1,293,635	$1,306,853	$1,301,462

Total deposits	$782,682	$772,196	$753,413
Short-term borrowings	69,972	55,827	69,934
Long-term debt	269,991	289,600	278,861
Other liabilities	10,573	10,250	10,067
TOTAL LIABILITIES	1,133,218	1,127,873	1,112,275

TOTAL SHAREHOLDERS' EQUITY	160,417	178,980	189,187

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,293,635	$1,306,853	$1,301,462

Book value per share	$7.73	$8.17	$8.28

Other Data:
30- 89 day delinquent loans	$1,438	$1,919	$1,162
Nonperforming loans	3,272	2,957	3,009
Nonperforming loans as a percentage of total loans	0.54%	0.50%	0.51%
Nonperforming assets as a percentage of total assets	0.25%	0.23%	0.31%
Allowance for loan losses as a percentage of nonperforming loans	228.39%	255.83%	259.02%
Allowance for loan losses as a percentage of total loans	1.23%	1.27%	1.31%

The following tables sets forth the information relating to our average balances and net interest income for, the three and six months ended June 30, 2013 and June 30, 2012, and the three months ended March 31, 2013, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2013			March 31, 2013
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$599,149	$6,345	4.24%	$590,290	$6,309	4.28%
Securities(2)	608,404	4,045	2.66	613,288	4,202	2.74
Other investments - at cost	17,276	21	0.49	16,671	19	0.46
Short-term investments(3)	3,280	1	0.12	8,016	2	0.10
Total interest-earning assets	1,228,109	10,412	3.39	1,228,265	10,532	3.43
Total noninterest-earning assets	66,393			65,848

Total assets	$1,294,502			$1,294,113

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$47,533	35	0.29	$50,195	37	0.29
Savings accounts	89,994	35	0.16	91,770	37	0.16
Money market accounts	195,885	193	0.39	174,218	165	0.38
Time certificates of deposit	327,036	1,127	1.38	326,384	1,148	1.41
Total interest-bearing deposits	660,448	1,390		642,567	1,387
Short-term borrowings and long-term debt	334,035	1,219	1.46	346,382	1,292	1.49
Interest-bearing liabilities	994,483	2,609	1.05	988,949	2,679	1.08
Noninterest-bearing deposits	116,479			112,947
Other noninterest-bearing liabilities	9,992			10,050
Total noninterest-bearing liabilities	126,471			122,997

Total liabilities	1,120,954			1,111,946
Total equity	173,548			182,167
Total liabilities and equity	$1,294,502			$1,294,113
Less: Tax-equivalent adjustment(2)		(166)			(183)
Net interest and dividend income		$7,637			$7,670
Net interest rate spread(4)			2.34%			2.35%
Net interest margin(5)			2.55%			2.59%
Average interest-earning assets to average interest-bearing liabilities			123.49			124.20

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Three Months Ended June 30,
	2013			2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$599,149	$6,345	4.24%	$568,215	$6,416	4.52%
Securities(2)	608,404	4,045	2.66	644,656	4,693	2.91
Other investments - at cost	17,276	21	0.49	14,988	25	0.67
Short-term investments(3)	3,280	1	0.12	10,110	1	0.04
Total interest-earning assets	1,228,109	10,412	3.39	1,237,969	11,135	3.60
Total noninterest-earning assets	66,393			66,651

Total assets	$1,294,502			$1,304,620

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$47,533	35	0.29	$62,027	64	0.41
Savings accounts	89,994	35	0.16	96,339	44	0.18
Money market accounts	195,885	193	0.39	169,360	193	0.46
Time certificates of deposit	327,036	1,127	1.38	315,892	1,222	1.55
Total interest-bearing deposits	660,448	1,390		643,618	1,523
Short-term borrowings and long-term debt	334,035	1,219	1.46	334,505	1,660	1.99
Interest-bearing liabilities	994,483	2,609	1.05	978,123	3,183	1.30
Noninterest-bearing deposits	116,479			101,701
Other noninterest-bearing liabilities	9,992			10,919
Total noninterest-bearing liabilities	126,471			112,620

Total liabilities	1,120,954			1,090,743
Total equity	173,548			213,877
Total liabilities and equity	$1,294,502			$1,304,620
Less: Tax-equivalent adjustment(2)		(166)			(225)
Net interest and dividend income		$7,637			$7,727
Net interest rate spread(4)			2.34%			2.30%
Net interest margin(5)			2.55%			2.58%
Average interest-earning assets to average interest-bearing liabilities			123.49			126.57

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Six Months Ended June 30,
	2013			2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$594,745	$12,656	4.26%	$561,837	$12,837	4.57%
Securities(2)	610,832	8,246	2.70	633,755	9,193	2.90
Other investments - at cost	16,975	40	0.47	14,643	47	0.64
Short-term investments(3)	5,635	3	0.11	12,075	1	0.02
Total interest-earning assets	1,228,187	20,945	3.41	1,222,310	22,078	3.61
Total noninterest-earning assets	66,122			65,764

Total assets	$1,294,309			$1,288,074

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$48,857	72	0.29	$65,129	167	0.51
Savings accounts	90,877	72	0.16	97,148	108	0.22
Money market accounts	185,111	358	0.39	163,223	421	0.52
Time certificates of deposit	326,712	2,275	1.39	315,692	2,463	1.56
Total interest-bearing deposits	651,557	2,777		641,192	3,159
Short-term borrowings and long-term debt	340,174	2,511	1.48	319,759	3,321	2.08
Interest-bearing liabilities	991,731	5,288	1.07	960,951	6,480	1.35
Noninterest-bearing deposits	114,723			100,596
Other noninterest-bearing liabilities	10,021			10,598
Total noninterest-bearing liabilities	124,744			111,194

Total liabilities	1,116,475			1,072,145
Total equity	177,834			215,929
Total liabilities and equity	$1,294,309			$1,288,074
Less: Tax-equivalent adjustment(2)		(350)			(454)
Net interest and dividend income		$15,307			$15,144
Net interest rate spread(4)			2.34%			2.26%
Net interest margin(5)			2.57%			2.57%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.84			127.20

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, President & CEO
or
Leo R. Sagan, Jr., CFO
413-568-1911